EX99. – 2(a)(ii)

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

Mercantile Long-Short Manager Fund for Tax-Exempt/Deferred Investors

(TEDI) LLC

PURSUANT TO SECTION 18-202 OF THE

DELAWARE LIMITED LIABILITY COMPANY ACT

****

FIRST: The name of the Limited Liability Company is Mercantile Long-Short Manager Fund for Tax-Exempt/Deferred Investors (TEDI) LLC (the “Limited Liability Company”).

SECOND: The Certificate of Formation is amended to change the name of the Limited Liability Company to PNC Long-Short TEDI Fund LLC.

The undersigned, an authorized person of the Limited Liability Company, executes this Certificate of Amendment of the Certificate of Formation on October 5, 2007.

MERCANTILE LONG-SHORT MANAGER FUND FOR TAX-EXEMPT DEFERRED INVESTORS (TEDI) LLC

By:	/s/Kevin A. McCreadie
Kevin A. McCreadie
President